UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

IPIX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26363	52-2213841
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 674-4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2005, the Board of Directors of IPIX Corporation, a Delaware corporation (the “Company”), unanimously elected James H. Hunt as a new Director of the Company, effective July 20, 2005.  The Company also named Mr. Hunt to the Compensation Committee, effective July 20, 2005.

A seasoned executive in the technology market, Mr. Hunt served as president of Cap Gemini Technologies, LLC, a wholly-owned subsidiary of Cap Gemini Ernst & Young.  Prior to his work at Cap Gemini, he founded EYT Incorporated (formerly Ernst & Young Technologies) where he served as president and chief executive officer.  Mr. Hunt was the managing director for systems integration at Price Waterhouse. Previously, he founded BDS, Incorporated, a computer systems firm focused on the federal marketplace and he served as the company’s president and chief executive officer.  Prior to entering the private sector, Mr. Hunt worked for the United States government as an intelligence officer.  He serves on the board of several private technology firms, and teaches a course at Georgetown University’s School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPIX CORPORATION

Dated: July 26, 2005	/s/ Clara M. Conti

Clara M. Conti
Chief Executive Officer